SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                            -------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 19, 1996
                                                 ------------------------


                                ZYGO CORPORATION
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                       0-12944                   06-0864500
- ----------------------------        -----------             ------------------
(State or other jurisdiction        (Commission               (IRS Employer
of incorporation)                   File Number)            Identification No.)

Laurel Brook Road, Middlefield, Conn.                           06455
- ---------------------------------------                       ----------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  (860) 347-8506
                                                    ----------------


                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 19, 1996, Zygo Corporation (the "Company") completed the acquisition of the proprietary products division of Technical Instrument Company, a California corporation ("TIC"), through a merger between Zygo Acquisition Corporation, a newly formed California subsidiary of the Company ("ZAC"), and TIC, with TIC, the surviving entity, becoming a wholly-owned subsidiary of the Company. The acquisition was consummated pursuant to the terms of the Agreement and Plan of Merger dated as of August 7, 1996 by and among the Company, TIC, ZAC, and certain then shareholders of TIC. In the transaction, the Company paid approximately $11.7 million in cash and issued unregistered shares of its common stock, $.10 par value, valued at $3 million in exchange for all the outstanding capital stock of TIC.

     TIC, located in Sunnyvale, California, is engaged in the business of designing, developing, assembling, and marketing precision microscope products and systems used to improve the production efficiency and manufacturing yields within the semiconductor, data storage, and other high technology industries. The press release of the Company dated August 20, 1996, is attached hereto as
Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

A.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     1. Financial Statements as of December 31, 1995 and 1994 and for the three years ended December 31, 1995, 1994 and 1993.

               Report of Independent Auditors.

               Balance Sheets as of December 31, 1995 and 1994.

               Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1994 and 1993.

               Notes to Financial Statements.

     2. Interim Financial Statements as of March 31, 1996 and for the three-month periods ended March 31, 1996 and 1995.

               Balance Sheet as of March 31, 1996.

               Statements of Operations and Retained Earnings for the three-months ended March 31, 1996 and 1995.

               Statement of Cash Flow for the three-months ended March 31, 1996.

               Notes to Interim Financial Statements.

     It is impracticable for the Company to provide the required Interim Financial Statements as of June 30, 1996 and for the three-month periods ended June 30, 1996 and 1995 of the Business Acquired on the date this report is being filed. The Company intends to file the required Interim Financial Statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report must have been filed.


B.  PRO FORMA FINANCIAL INFORMATION.

     It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required financial statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report must have been filed.

C.  EXHIBITS.

     2. The Agreement and Plan of Merger, dated as of August 7, 1996, by and among Technical Instrument Company, Zygo Corporation, Zygo Acquisition Corporation, Francis E. Lundy, The Lundy 1996 Charitable Trust, The Sherman Family Living Trust, Frank J. Scheufele Trust, David Lytle, and Inspectron Development Partners L.P., a California Limited Partnership.

     99.1 Press Release dated August 20, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ZYGO CORPORATION

Date:  August 30, 1996                 By  /s/ GARY K. WILLIS
                                          ------------------------------
                                           Gary K. Willis
                                           President and Chief Executive Officer

                          TECHNICAL INSTRUMENT COMPANY
                          INDEX TO FINANCIAL STATEMENTS

                                                                         Page
                                                                         ----
Report of Independent Auditors........................................     6

Financial Statements:
         Balance Sheets...............................................     7
         Statements of Earnings.......................................     8
         Statements of Cash Flow.....................................      9
         Notes to Financial Statements...............................     10

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Technical Instrument Company

     We have audited the accompanying balance sheets of Technical Instrument Company as of December 31, 1994 and 1995, and the related statements of operations and retained earnings, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technical Instrument Company as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

SAN FRANCISCO, CALIFORNIA
JUNE 12, 1996



                          TECHNICAL INSTRUMENT COMPANY

                                 BALANCE SHEETS

                                  (000 Omitted)


                                                              December 31,
                                                            1994        1995    March 31, 1996
                                                           -----       -----    --------------
                                                                                 (unaudited)
ASSETS

Current assets
  Accounts receivable, less allowance for
    doubtful accounts of $51, $103,
    and $103 ........................................      $1,558      $1,740      $2,209
  Inventories .......................................       2,124       3,582       4,128
  Deferred income taxes .............................          94         278         278
  Other current assets ..............................          30          47          15
  Net assets of discontinued operations (note B) ....       3,178       1,648       1,689
                                                           ------      ------      ------
     Total current assets ...........................       6,984       7,295       8,319

Property and equipment, less accumulated depreciation
  and amortization ..................................           6          54         120
Investments (note F) ................................        --          --            60
Goodwill ............................................         122         108         108
                                                           ------      ------      ------
                                                           $7,112      $7,457      $8,607
                                                           ======      ======      ======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Note payable to bank ..............................      $1,664      $2,000      $2,250
  Current portion of long-term debt .................         304         306         310
  Accounts payable ..................................       2,329       1,895       2,429
  Accrued liabilities ...............................         196         383         635
                                                           ------      ------      ------
     Total current liabilities ......................       4,493       4,584       5,624

Long-term debt, less current portion ................         800         494         417

Shareholders' equity

  Common stock, no par value; authorized 10,000
    shares; issued and outstanding 2,988 shares .....         464         464         464

  Retained earnings .................................       1,355       1,915       2,102
                                                           ------      ------      ------
                                                            1,819       2,379       2,566
                                                           ------       -----       -----
                                                           $7,112      $7,457      $8,607
                                                           ======      ======      ======



The accompanying notes are an integral part of these statements.


                          TECHNICAL INSTRUMENT COMPANY

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                  (000 Omitted)

                                                                                  Three months
                                                   Year ended December 31,       Ended March 31,
                                                 ---------------------------    -----------------
                                                 1993       1994        1995      1995       1996
                                                 ----       ----        ----      ----       ----
                                                                                    (Unaudited)
Revenues
   Product sales ...........................    $5,296     $4,744     $7,867     $1,312     $1,528
   Product support .........................       217        246        505         94         87
                                                ------     ------     ------     ------     ------
                                                 5,513      4,990      8,372      1,406      1,615
Cost of sales ..............................     3,118      2,773      4,721        793        845
                                                ------     ------     ------     ------     ------
      Gross profit .........................     2,395      2,217      3,651        613        770
Operating expenses
   Selling, general and administrative .....     2,073      2,413      2,598        576        713
   Research and development ................       653        744        874        198        139
                                                ------     ------     ------     ------     ------
                                                 2,726      3,157      3,472        774        852
                                                ------     ------     ------     ------     ------
     Operating profit (loss) ...............      (331)      (940)       179       (161)       (82)
Interest expense ...........................       216        274        318         82         74
                                                ------     ------     ------     ------     ------
     Loss before income taxes (benefit) and
       discontinued operations .............      (547)    (1,214)      (139)      (243)      (156)
Income taxes (benefit)
   Current .................................      (290)      (463)       176        (14)       (62)
   Deferred ................................         1         (2)      (184)      --         --
                                                ------     ------     ------     ------     ------
                                                  (289)      (465)        (8)       (14)       (62)
                                                ------     ------     ------     ------     ------
     Loss from continuing operations .......      (258)      (749)      (131)      (229)       (94)
Discontinued operations (note B)
  Income (loss) from discontinued operations
    (less applicable income taxes) .........       315       (124)       691        109        281
                                                ------     ------     ------     ------     ------
     NET EARNINGS (LOSS) ...................        57       (873)       560       (120)       187
Retained earnings - beginning of year ......     2,171      2,228      1,355      1,667      1,915
                                                ------     ------     ------     ------     ------
Retained earnings - end of year ............    $2,228     $1,355     $1,915     $1,547     $2,102
                                                ======     ======     ======     ======     ======


The accompanying notes are an integral part of these statements.



                          TECHNICAL INSTRUMENT COMPANY

                             STATEMENTS OF CASH FLOW

                                  (000 Omitted)

                                                                          Year Ended December 31,               Three Months Ended
                                                                   ---------------------------------------      ------------------
                                                                    1993             1994            1995           March 31, 1996
                                                                   ------           ------          ------          --------------
                                                                                                                   (Unaudited)
Increase (decrease) in cash
Cash flows from operating activities
  Net earnings (loss) ..........................................  $    57          $  (873)         $   560           $   187
  (Income) loss of discontinued operations .....................     (315)             124             (691)             (281)
  Adjustments to reconcile net earnings (loss)
    to net cash provided by (used in)
    continuing operations
      Depreciation and amortization ............................       26               17               39                 6
      Deferred taxes ...........................................        1               (2)            (184)             --
      Changes in assets and liabilities
        Accounts receivable ....................................     (345)             (94)            (182)             (469)
        Inventories ............................................     (436)             105           (1,458)             (546)
        Other current assets ...................................       (4)              (1)             (17)               32
       Accounts payable ........................................      244            1,113             (434)              534
       Accrued expenses ........................................      (29)              32              187               252
                                                                  -------          -------          -------           -------
       Net cash provided by (used in)
         continuing operations .................................     (801)             421           (2,180)             (285)
       Income (loss) of discontinued
         operations ............................................      315             (124)             691               281
    Net assets of discontinued operations ......................   (1,007)             (51)           1,530              (41)
                                                                  -------          -------          -------           -------
       Net cash provided by (used in)
         operating activities ..................................   (1,493)             246               41               (45)
Cash flows from investing activities
  Purchase of equipment ........................................       (7)            --                (73)              (72)
  Investment ...................................................     --               --               --                 (60)
                                                                  -------          -------           -------          -------
       Net cash used in investing activities ...................       (7)            --                (73)             (132)
Cash flows from financing activities
  Net proceeds from (payment of) bank note .....................      350              (33)             336               250
  Proceeds from (payment of) long-term debt ....................    1,150             (213)            (304)              (73)
       Net cash provided by (used in)
         financing activities ..................................    1,500             (246)              32               177
                                                                  -------          -------          -------           -------
       NET INCREASE IN CASH ....................................     --               --               --                --
Cash - beginning of period .....................................     --               --               --                --
                                                                  -------          -------          -------           -------
Cash - end of period ...........................................  $  --            $  --            $  --             $  --
                                                                  -------          -------          -------           -------
Cash paid during the period for:
  Interest .....................................................  $   389          $   334          $   469           $    84
  Income taxes .................................................     --                129             --                --



The accompanying notes are an integral part of these statements.

                          TECHNICAL INSTRUMENT COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                        December 31, 1993, 1994 and 1995

NOTE A - SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Technical Instrument Company (the Company) designs, manufactures and distributes microscopes and other precision optical instruments and equipment. The Company has two divisions: a proprietary products division and a distribution division (see Note B).

The Company's proprietary products division designs, manufactures and distributes precision optical equipment used by semiconductors and other high technology industries. The proprietary products division derives approximately 45% of its revenues from international sales. The Company's distribution division has an exclusive license to distribute microscopes and other precision optical instruments in Northern California.

A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows:

o    Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

o    Property and Equipment

     Property and equipment are stated at cost and depreciated by the straight-line method over their estimated useful lives (3 to 10 years).

o    Goodwill

     The excess of cost over the fair value of net assets acquired of purchased business at the date of acquisition is amortized by the straight-line method over 15 years.

o    Income Taxes

     Income taxes are determined using the liability method of accounting. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities. Additionally, the deferred tax items are measured using current tax rates. The principal types of differences between assets and liabilities for financial statement and tax return purposes are allowances, inventory and certain accrued liabilities.

o    Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the period. Significant estimates made by management include the allowance for doubtful accounts and inventory obsolescence. Actual results could differ from those estimates.

                          TECHNICAL INSTRUMENT COMPANY

                        December 31, 1993, 1994 and 1995

NOTE B - DISCONTINUED OPERATIONS

In March 1996, the Company entered into discussions to sell all of its outstanding common stock. The transaction is expected to be completed in July 1996. In connection with this transaction, the Company's shareholders will form a new company and purchase the assets and assume liabilities of the Distribution Division at net book value. The Distribution Division has been treated as a discontinued operation. Net assets of the Distribution Division are summarized as follows:


                                                                                     December 31,
                                                                               --------------------------
                                                                                 1994               1995
                                                                               -------              -----
                                                              (000) Omitted

ASSETS
     Current assets
         Accounts receivable, less allowance for
           doubtful accounts .............................................     $1,512               $1,667
         Inventories .....................................................      4,071                3,128
         Deferred income taxes ...........................................        720                  621
         Refundable income taxes .........................................        338                    -
         Prepaid and other ...............................................        195                  221
                                                                               ------               ------
              Total current assets .......................................      6,836                5,637
     Non-current assets ..................................................        692                  683
                                                                               ------               ------
                                                                                7,528                6,320
LIABILITIES
     Current liabilities .................................................      2,046                2,485
     Non-current liabilities .............................................      2,304                2,187
                                                                                -----                -----
                                                                                4,350                4,672
                                                                               ------               ------
NET ASSETS ................................................................    $3,178               $1,648
                                                                               ======               ======


The net assets of the Distribution Division have been classified a current asset because of the pending sale. Included in net assets of the discontinued operations is a liability under a defined benefit pension plan (Plan) amounting to approximately $1 million. Management has notified its employees of the Company's intent to freeze the Plan as of June 30, 1996, with the intent of liquidating the Plan. Any benefit or obligation resulting from the liquidation of the Plan will accrue to the Distribution Division.

                          TECHNICAL INSTRUMENT COMPANY

                        December 31, 1993, 1994 and 1995

NOTE B - DISCONTINUED OPERATIONS (continued)

The condensed statements of operations for the Distribution Division are summarized as follows:


                                     (000 omitted)
                                                     Year ended December 31,
                                                --------------------------------
                                                 1993         1994        1995
                                                ------      -------      -------
Sales .....................................     $ 7,346     $ 8,008      $ 9,567
Cost of sales .............................       5,002       6,362        6,894
                                                -------     -------      -------
   Gross profit ...........................       2,344       1,646        2,673

Operating expenses ........................       1,477       1,719        1,852
                                                -------     -------      -------
      Operating profit (loss) .............         867         (73)         821
Other expenses - net ......................         199         128           87
                                                -------     -------      -------
   Income (loss) before income taxes ......         668        (201)         734
Income taxes (benefit) ....................         353         (77)          43
                                                -------     -------      -------
     INCOME (LOSS) ........................     $   315     $  (124)     $   691
                                                =======     =======      =======


                          TECHNICAL INSTRUMENT COMPANY

                        December 31, 1993, 1994 and 1995

NOTE C - INVENTORIES

Inventories comprise:

                                              (000 omitted)
                                                                December 31,
                                                           ---------------------
                                                            1994           1995
                                                           ------         ------
Purchased parts and subassemblies ................         $1,778         $2,970
Finished instruments .............................            346            612
                                                           ------         ------
                                                           $2,124         $3,582
                                                           ======         ======

                          TECHNICAL INSTRUMENT COMPANY

                        December 31, 1993, 1994 and 1995

NOTE D - SHORT-TERM BORROWINGS

The Company has a revolving line of credit for $2.5 million with a bank with interest at 1.5% above the bank's prime rate (8.5% at December 31, 1995), payable on a monthly basis. At December 31, 1995, $2 million was outstanding under the line of credit, which is scheduled to expire on June 1, 1996. The borrowings are collateralized by accounts receivable and inventory (of both the continued and discontinued operations), and have been personally guaranteed by the Company's president. The Company is required to maintain a minimum tangible net worth, minimum working capital and a minimum quick ratio, in addition to other covenants, under the line of credit. The Company is in violation of certain financial covenants as of December 31, 1995. The Bank has not formally extended the line of credit nor has it waived the covenant violations, but has indicated it will do so during the week of July 1, 1996, subject to final approval by the appropriate bank committee.

NOTE E - LONG-TERM DEBT

Long-term debt as of December 31, 1994 and 1995 is as follows:

                                                                        (000 omitted)
                                                                                             1994             1995
                                                                                           --------          ------
Note payable to a bank, collateralized by all corporate assets and a personal guarantee by an officer of the Company. Payments are $22 monthly plus interest at 1.5% above the bank's prime rate (8.5% at December 31, 1995). The loan
matures on October 15, 1998. ......................................................        $1,009              $746

9% unsecured note payable .........................................................            26                14

Other .............................................................................            69                40
                                                                                           ------              ----
                                                                                            1,104               800
Less current portion ..............................................................           304               306
                                                                                           ------              ----
                                                                                           $  800              $494
                                                                                           ======              ====



The aggregate annual maturities of long-term debt at December 31, 1995 are as follows:

Year ending December 31,
- ------------------------

   1996 ..........................................    $306
   1997 ..........................................     274
   1998 ..........................................     220
                                                      ----

   Total future payments .........................    $800
                                                      ====

                          TECHNICAL INSTRUMENT COMPANY

                        December 31, 1993, 1994 and 1995

NOTE F - COMMITMENTS

Operating Lease

The Company leases facilities under an operating lease expiring in 2000. Under terms of the lease, the Company is responsible for common area maintenance expenses including taxes, insurance and other operating costs. Future minimum lease payments required under the operating lease are $182,400 per year through 2000.

Total rent expense for the years ended December 31, 1993, 1994 and 1995 were $122,200, $115,800 and $120,400, respectively.

Other

The Company has an option, for an indefinite period of time, to purchase 50% interest in a German company for 100 thousand deutsche marks.

Subsequent Event (unaudited)

In July 1996 the Company exercised its option to purchase a 50% interest in Syncotec GmbH, and accordingly paid DM100,000 ($67,500) to Syncotec's owner. This 50% interest is an asset of the continuing operations of the Company.

NOTE G - INCOME TAXES

The Company's overall effective income tax rate on its operations is different from the federal statutory income tax rate because of the following factors:


                                              (000 omitted)
                                                                   Year ended December 31,
                                                          ----------------------------------------
                                                            1993             1994             1995
                                                          -------          -------          -------
Statutory rate ......................................      34.0%           (34.0)%           34.0%
Nondeductible items .................................      15.7              1.0              5.2
State taxes .........................................      25.6             (2.4)             5.2
Tax credits .........................................     (60.3)           (50.9)             --
Valuation allowance on deferred tax assets ..........      60.3             50.9            (32.8)
Adjustment for overaccruals .........................       --              (2.1)            (7.4)
Other ...............................................     (22.4)             (.8)             1.6
                                                           ----             ----             ----
Effective tax rate ..................................      52.9%           (38.3)%            5.8%
                                                           ====             ====             ====


                          TECHNICAL INSTRUMENT COMPANY

                        December 31, 1993, 1994 and 1995

Income tax expense (benefit) has been allocated to continuing and discontinued operations proportionately based on their income (loss) before income tax (benefit).

NOTE G - INCOME TAXES (continued)

Deferred federal and state tax assets and valuation allowance are as follows:


                                             (000 omitted)
                                                                     Year ended December 31,
                                                              --------------------------------------
                                                              1993             1994             1995
                                                              ----             ----             ----
Inventory ..............................................      $ 38             $ 37             $ 58
Reserve for bad debt ...................................        18               20               42
Vacation accrual .......................................        15               16               34
Warranty accrual .......................................        21               21               21
Research and development credits .......................       125              197              123
                                                              ----             ----             ----
                                                               217              291              278
Valuation allowance ....................................       125              197               --
                                                              ----              ---             ----
                                                              $ 92             $ 94             $278
                                                              ====             ====             ====


The valuation allowance increased by $125 and $72 in 1993 and 1994, respectively, and decreased by $197 in 1995.

NOTE H - STOCK OPTIONS

As of December 31, 1995 there are options to purchase 29,815 shares of common stock at $4.50 per share, with 20% vesting each year commencing January 1, 1994. As of December 31, 1995, options to purchase 11,926 shares of common stock are exercisable.

Accounting for Stock Issued to Employees

The Company has not elected early adoption of Financial Accounting Standard No. 123 ("FAS 123"), Accounting for Stock-Based Compensation. Upon adoption of FAS 123, the Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees and will provide pro forma disclosures of net income and earnings per share as if the fair value method prescribed by FAS 123 had been applied in measuring compensation expense.

Subsequent Event (unaudited)

The Company has been informed by the holder of the outstanding stock options that he

                          TECHNICAL INSTRUMENT COMPANY

                        December 31, 1993, 1994 and 1995


intends to exercise all options in July 1996.

NOTE I - PRIOR PERIOD ADJUSTMENT

The financial statements for the year ended December 31, 1994 have been adjusted to reverse the recording of the 50% equity interest in the net earnings of a foreign subsidiary. In 1995 it was determined that the option to purchase the 50% interest was not properly exercised. The adjustment is as follows:

                                           (000 omitted)

                                                              Retained            Net
                                                              Earnings           Loss
                                                              --------           ----
As previously reported .....................................   $1,463            $765
Adjustment for investment recorded on the
 equity method .............................................      108             108
                                                               ------            ----
As adjusted ................................................   $1,355            $873
                                                               ======            ====


NOTE J - FAIR VALUE OF FINANCIAL INSTRUMENTS

The financial instruments of the Company consist mainly of current receivables, short-term credit, accounts payable, accrued liabilities and long-term debt. In view of their short-term nature, the fair value of the items included in current assets and current liabilities approximates their carrying value. The fair value of the long-term loans approximates their carrying value, since they bear interest at rates at or close to the prevailing market rates.

                                  EXHIBIT INDEX

 No.      Description
- ----      -----------

 2. The Agreement and Plan of Merger, dated as of August 7, 1996, by and among Technical Instrument Company, Zygo Corporation, Zygo Acquisition Corporation, Francis E. Lundy, The Lundy 1996 Charitable Trust, The Sherman Family Living Trust, Frank J. Scheufele Trust, David Lytle, and Inspectron Development Partners L.P., a California Limited Partnership.

99.1      Press Release dated August 20, 1996.